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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76347), pertaining to the Employees' Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company of our report dated June 23, 2006 with respect to the financial statements and schedule of the Employees' Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


/s/ Ernst & Young LLP

Detroit, Michigan
June 23, 2006